SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report May 8, 2008

Commission File Number 000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 1.01  Entry into a Material Definitive Agreement.

The Board of Directors for CH2M HILL Companies, Ltd. approved the 2008 Board services compensation for Board members who are not also employees of the company or its subsidiaries:

All non-employee directors will receive an annual retainer of $45,000 paid in quarterly installments, up from $40,000 in 2007. The Lead Director will receive an additional fee of $15,000, the Compensation and Work Force Committee Chairman will receive an additional fee of $5,000, and the Audit and Finance Committee Chairman will receive an additional fee of $7,500; these additional fees have remained unchanged since 2007.

Further, each non-employee director shall receive a restricted stock award equal to $85,000 to be issued effective on May 12, 2008, up from $62,500 in 2007.

Non-employee directors will also receive additional compensation for participating in Board committees and attending meetings as follows: Board meeting fees shall equal $1,500 for each Board meeting they attend, and $1,000 for each committee meeting attended for a maximum of two committee meetings in any one day.

CH2M HILL’s employee directors do not receive additional compensation for their Board service, but the company reimburses them for all expenses incurred in connection with such service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: May 8, 2008	By:	/s/ M. Catherine Santee
M. Catherine Santee
Its: Senior Vice President, Chief Financial Officer and Secretary